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                                                             Exhibit (23)A









                       Consent of Independent Accountants



 We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-57197) of our reports dated February 27, 1995, on our audits of the consolidated financial statements and related financial statement schedule of Ecolab Inc. as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1994, 1993 and 1992, which reports are included or incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the references to our firm under the caption "Experts."


                                             /s/Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


   February 1, 1996